Exhibit 10.18

FORM OF TERMINATION AGREEMENT

WITH

THL EQUITY ADVISORS IV, LLC

THIS TERMINATION AGREEMENT (this “Agreement”), entered into as of February                         , 2005, by and between FairPoint Communications, Inc. (formerly known as MJD Communications, Inc.) (the “Company”), a Delaware corporation, and THL Equity Advisors IV, LLC (the “Consultant”), a Massachusetts limited liability company.

WITNESSETH

WHEREAS, the Company and the Consultant are party to that certain Management Services Agreement, dated as of January 20, 2000 (the “Management Agreement”); and

WHEREAS, in connection with the Company’s initial public offering of common stock, the Company and the Consultant wish to terminate and discharge the Management Agreement and all obligations of the parties thereunder and/or in respect thereof as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I.
Termination

1.1           Termination of the Management Agreement.  The Management Agreement is hereby terminated as of the date hereof, and the Company and the Consultant shall have no further rights or obligations thereunder from and after the date hereof.

Article II.
Miscellaneous

2.1           Entire Agreement; Amendment.  This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein.  This Agreement supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) among the parties with respect to such subject matter.  This Agreement may be amended only by a written instrument executed by each of the parties hereto.

2.2           Captions.  Article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

2.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws and principles thereof, or any other law that would make the laws of any jurisdiction other than the State of New York applicable hereto.

2.4           Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

2.5           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

FAIRPOINT COMMUNICATIONS, INC.

By
Name:
Title:

THL EQUITY ADVISORS IV, LLC

By
Name:
Title:

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